ASSET PURCHASE AGREEMENT
                      DATED AS OF SEPTEMBER 1, 1999,
                                  AMONG
                           SANGA E-HEALTH, LLC,
                              E-MEDSOFT.COM
                                   AND
                     UNIVERSITY AFFILIATES IPA, INC.

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                        ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of September 1, 1999, is made among Sanga e-Health, LLC, a California limited liability company ("SEH"), e-MedSoft.com, a Nevada corporation ("Purchaser") and University Affiliates IPA, Inc., a California nonprofit mutual benefit corporation ("Seller").

                                 RECITALS

     A. Seller is the owner of a computer software clinical management system known as SamSyn, having acquired SamSyn from the University of Southern California, a California nonprofit mutual benefit corporation ("USC"), pursuant to the terms of the SamSyn Agreement.

     B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of Seller's right, title and interest in SamSyn on the terms and conditions set forth herein.

     C. SEH is the controlling parent of Purchaser and owns of record and beneficially approximately fifty percent (50%) of the issued and outstanding capital stock of Purchaser. SEH desires that Purchaser acquire all of Seller's right, title and interest in SamSyn on the terms and conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the foregoing recitals (which are hereby incorporated by reference), the agreements hereafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows. Capitalized and certain other terms used herein shall have the definitions referred to, or set forth, in Exhibit A hereto.

ARTICLE 1.        PURCHASE AND SALE

     1.1 Agreement to Purchase and Sell; Purchased Assets. On the Closing Date (as defined in Section 1.2) and upon the terms and subject to the conditions set forth in this Agreement, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, for the purchase price set forth in Section 1.3, all of Seller's right, title and interest in and to SamSyn, the SamSyn Intellectual Property and any Related Documentation and Seller shall assign to Purchaser and Purchaser shall assume any and all rights to license, sell, market, distribute or otherwise exploit SamSyn and the SamSyn Intellectual Property, to the extent that Seller has such rights.

     1.2 Closing. Consummation of the transactions contemplated hereby (the "Closing") shall take place at 9:30 a.m. (Pacific Daylight Time) on September 1, 1999 (or if the conditions to Closing shall not have been satisfied or waived by such date then as soon as practicable thereafter, but in no event later than September 15, 1999 (the "Closing Date")) at the offices of Seller at 1000 South Fremont Ave., Alhambra, California or at such other place and time as the parties agree.

     1.3 Purchase Price. The total purchase price for the Purchased Assets to be paid by Purchaser (the "Purchase Price") shall be $6,468,162, which shall be paid to Seller as follows:

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          (a)  the sum of $2,000,000 payable in cash by wire transfer of same day funds to an account to be designated by Seller (the "Cash Consideration");
and

          (b) 1,721,973 shares of Purchaser's common stock, being that number of such shares determined by dividing $4,468,162 by the lesser of (i) $3.87, and (ii) the average closing price of Purchaser's common stock reported on the NASDAQ OTC system over the thirty (30) trading days ended August 24, 1999 (the "Stock Consideration").

     1.4 Seller's Closing Deliveries. Subject to the conditions set forth in this Agreement, at the Closing, simultaneous with Purchaser's deliveries hereunder, Seller shall deliver or cause to be delivered to Purchaser the following, all in form and substance reasonably satisfactory to Purchaser:

          (a) A bill of sale or other appropriate instrument of assignment from Seller transferring to Purchaser Seller's interest in the Purchased Assets as provided herein.

          (b)  The License Agreement as provided in Section 7.1(b).

          (c)  The Registration Rights Agreement as provided in Section
7.1(c).

          (d) Such other documents as Purchaser shall reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

     1.5 Purchaser's Closing Deliveries. Subject to the conditions set forth in this Agreement, at the Closing, simultaneous with Seller's deliveries hereunder, Purchaser shall deliver or cause to be delivered to Seller the following, all in form and substance reasonably satisfactory to Seller:

          (a)  The Cash Consideration as provided in Section 1.3(a).

          (b) Stock Certificates in the name of Seller representing the Stock Consideration as provided in Section 1.3(b).

          (c) The License Agreement and the Guaranty as provided in Section 7.1(b).

          (d)  The Registration Rights Agreement as provided in Section
7.1(c).

          (e) Such other documents as Seller shall reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

ARTICLE 2.        SAMSYN AGREEMENT

     2.1 Purchaser and SEH recognize and acknowledge that the Purchased Assets were originally acquired by Seller from USC pursuant to the terms of the SamSyn Agreement, a copy of which has been provided to and reviewed by Purchaser and SEH, and that USC, USC Care Medical Group, Inc. and USC's affiliated faculty practice groups (collectively the "USC Plans") retain a perpetual, royalty-free license to use and adopt the Purchased Assets for


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their internal purposes and have the right to license or otherwise make SamSyn available to any third party controlled by or under the control of the USC Plans. Purchaser and SEH agree that Purchaser's acquisition of the Purchased Assets is subject to the rights of the USC Plans pursuant to the SamSyn Agreement and that they shall take no action with respect to the Purchased Assets that would in any way interfere with or be inconsistent with such rights of the USC Plans. Accordingly and as required by the SamSyn Agreement, any modifications, updates or enhancements of SamSyn that may be delivered by the USC Plans shall not be used by Purchaser or SEH without the express written consent of USC. Pursuant to the terms of the License Agreement, the parties have agreed and acknowledged that the new software to be developed by Purchaser pursuant to the License Agreement will be completely new software with different functionality than SamSyn and not an update, upgrade, modification or enhancement of SamSyn.

ARTICLE 3.        REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller hereby represents and warrants to Purchaser the following as of the date hereof:

     3.1 Corporate Organization; Authority. Seller is a nonprofit mutual benefit corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller has the corporate power and authority to execute and deliver this Agreement, the License Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the License Agreement and the Registration Rights Agreement by Seller, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Seller, which authorization constitutes all action necessary on the part of Seller to authorize such execution, delivery and performance. This Agreement, the License Agreement and the Registration Rights Agreement have been duly and validly executed and delivered by Seller and constitute valid and binding obligations of Seller enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general equitable principles (regardless of whether at law or in equity).

     3.2 No Violation. The execution, delivery and performance by Seller of this Agreement, the License Agreement and the Registration Rights Agreement do not and will not conflict with or result in any violation of, or constitute a breach or default under, any term of the charter documents, by-laws or other organizational documents of Seller, or any agreement, permit or other instrument to which Seller or any of the Purchased Assets are subject (other than those violations, breaches or defaults for which Seller will have obtained a waiver or release prior to the Closing), or any law, regulation, order, judgment or decree of any Governmental Authority to which any of the same are subject.

     3.3 Purchased Assets. Seller is the owner of SamSyn and has not transferred, sold or assigned any interest in and to SamSyn to any third party and has the right, power and authority to sell the same to Purchaser. To Seller's knowledge, other than the Lien of USC, there is no Lien against SamSyn and at Closing there will be no Lien against SamSyn.

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     3.4  Litigation.  Seller has not received any written notice of any action, suit, inquiry, judicial or administrative proceeding, arbitration or investigation ("Claims") which is pending or, to Seller's Knowledge, threatened, against or involving the Purchased Assets before any Governmental Authority, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against Seller which, individually or in the aggregate, would reasonably be expected to impair the ability of Seller to consummate the transactions contemplated by this Agreement, the License Agreement or the Registration Rights Agreement.

     3.5 Consents and Approvals. No consent, waiver, authorization or approval of any Governmental Authority or any other Person is required in connection with the execution, delivery and performance by Seller of this Agreement, the License Agreement or the Registration Rights Agreement (other than a release of Lien from USC which Seller shall have obtained prior to the Closing).

     3.6 Restricted Securities. Seller understands that the issuance of the Stock Consideration pursuant to this Agreement has not been registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws, that the Stock Consideration will be characterized as "restricted securities" under the federal securities laws inasmuch as it will be initially acquired from Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only pursuant to the terms of Rule 144 under the Securities Act. Seller confirms that it is acquiring the Stock Consideration solely for its own account and not with a view to the resale or distribution thereof.

     3.7  DISCLAIMER OF WARRANTIES.  EXCEPT AS EXPRESSLY SET FORTH IN THIS
ARTICLE 3, IT IS UNDERSTOOD AND AGREED THAT THE PURCHASED ASSETS SOLD AND ASSIGNED UNDER THIS AGREEMENT ARE PROVIDED TO AND ACCEPTED BY PURCHASER "AS IS" AND THAT PURCHASER AND SEH DISCLAIM ALL WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTY THAT SAMSYN SHALL NOT INFRINGE ON THE RIGHTS OF ANY THIRD PARTY. SELLER MAKES NO WARRANTIES OR REPRESENTATIONS AS TO SAMSYN'S PROPRIETARY MARKS OR USE THEREOF OR REPRESENTATIONS OR WARRANTIES ARISING BY STATUTE OR OTHERWISE IN LAW, FROM A COURSE OF DEALING OR USAGE OF TRADE. SELLER SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING FROM OR RELATED TO THE USE OF SAMSYN OR ANY UPDATES, MODIFICATIONS, ENHANCEMENTS, IMPROVEMENTS OR DERIVATIVE WORKS THERETO BY PURCHASER, SEH OR ANY OTHER PERSON.

ARTICLE 4.        REPRESENTATIONS AND WARRANTIES OF PURCHASER AND SEH.

Purchaser and SEH hereby jointly and severally represent and warrant to Seller the following as of the date hereof:

     4.1 Organization; Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Nevada. SEH is a limited liability company duly organized, validly existing and in good standing under the laws of California. Each of Purchaser and SEH has the power and authority to execute and deliver this Agreement and, as applicable, the License Agreement, the Guaranty and the Registration Rights Agreement (collectively, the "Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the

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Transaction Documents by each of Purchaser and SEH, as applicable, the performance by each of Purchaser and SEH of its obligations hereunder and thereunder, and the consummation by Purchaser and SEH of the transactions contemplated hereby and thereby, have been duly authorized by the Board of Directors and the shareholders of Purchaser and by the managers and members of SEH pursuant to and in accordance with the laws and governing documents governing SEH, which authorizations constitute all action necessary on the part of Purchaser and SEH to authorize such execution, delivery and performance. The applicable Transaction Documents have been duly and validly executed and delivered by Purchaser and SEH and constitute valid and binding obligations of each of Purchaser and SEH, enforceable against each of them in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general equitable principles (regardless of whether at law or in equity).

     4.2 No Violation. The execution, delivery and performance by Purchaser and SEH of the Transaction Documents do not and will not conflict with or result in any violation of, or constitute a breach or default under, any term of the charter documents, by-laws, operating agreements or other organizational documents of Purchaser or SEH, or any agreement, permit or other instrument to which Purchaser or SEH is a party or by which Purchaser, SEH or their properties is subject, or any law, regulation, order, judgment or decree of any Governmental Authority to which any of the same are subject.

     4.3 Litigation. Neither Purchaser nor SEH has received any written notice of any Claim which is pending or, to Purchaser's or SEH's knowledge, is threatened, against or involving Purchaser or SEH before any Governmental Authority, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against Purchaser or SEH which, individually or in the aggregate, would reasonably be expected to impair the ability of Purchaser to consummate the transactions contemplated by the Transaction Documents.

     4.4 Consents and Approvals. No consent, waiver, authorization or approval of any Governmental Authority or any other Person is required in connection with the execution, delivery and performance by Purchaser or SEH of the Transaction Documents.

     4.5 Availability of Financing. Purchaser has all funds necessary to perform its obligations hereunder, including to pay the Cash Consideration at the Closing.

     4.6 Stock Consideration. Upon delivery of the Stock Consideration at the Closing, Seller shall acquire legal, valid and marketable title to the Stock Consideration free of any Liens; provided that the parties recognize that, upon such delivery, as a portion of the proceeds from the sale of SamSyn, pursuant to certain existing agreements between Seller and USC, the Stock Consideration will be subject to a security interest of USC. The Stock Consideration will be issued pursuant to a valid exemption from registration under the Securities Act.

     4.7 Capitalization. The authorized capital stock of Purchaser consists of (i) 100,000,000 shares of Common Stock, of which 53,316,470 shares are issued and outstanding, and (ii) 5,000,000 shares of Preferred Stock, $.001 par value, none of which are issued or outstanding. The Stock Consideration has been duly authorized and on the Closing Date will be validly issued, fully

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paid and nonassessable and not subject to preemptive rights.  There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Purchaser to issue any additional shares of its capital stock.

     4.8 Subsidiaries. Purchaser does not have any subsidiaries or own any interest in any other Person except Relay Systems, Inc., e-Net Technology Limited and various other subsidiaries and affiliates based in the United Kingdom.

     4.9 SEC Filings; Offering Documents. Purchaser has delivered to Seller a copy of each report filed by Purchaser with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the SEC Filings") and a copy of each offering or private placement memorandum or similar document heretofore used by Purchaser in connection with the offering or sale of its securities ("Offering Documents"). The SEC Filings, as of their respective filing dates, complied in all material respects with all applicable requirements of the Exchange Act and the SEC Filings and the Offering Documents, as of their respective filing or distribution dates, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements and information therein, in light of the circumstances under which they were made, not misleading.

     4.10 Absence of Liabilities. Purchaser has no liabilities, obligations or indebtedness of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that would be required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles, that are not reflected in Purchaser's financial statements included in the SEC Filings.

     4.11 No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of Purchaser from that set forth in the SEC Filings.

     4.12 Tax Matters. For purposes of this Agreement, "Tax" or "Taxes" shall include any and all federal, state, county, local, foreign and other taxes, including income, gross receipts, capital stock, franchise, profits, employee and payroll related, withholding, unemployment, real property, personal property, stamp, excise, sales, use, transfer or value added taxes.
(a) All Tax declarations, reports and returns required to be filed by Purchaser (alone or as a member of any affiliated, combined or unitary group) have been duly and timely filed; (b) such Tax declarations, reports and returns are true and correct; (c) all Taxes shown on such declarations, returns or reports and on assessments received with respect thereto have been paid in full; (d) there are no material unresolved claims for Taxes with respect to which Purchaser is or may be liable; (e) no deficiencies for any Taxes for which Purchaser is or may be liable have been asserted or assessed or, to Purchaser's knowledge, proposed (and are currently pending), (f) no waivers of the time to assess any Taxes for which Purchaser is or may be liable have been given or requested, and (g) Purchaser is not a party to any pending action or proceeding before any Governmental Authority for the assessment or collection of any Taxes.

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     4.13  Compliance with Laws.  Purchaser is in compliance with all applicable statutes, laws, rules, regulations and orders promulgated by any Governmental Authority affecting its properties or the operation of its business.

     4.14 Intellectual Property. Purchaser owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property used in the operation of its business. Purchaser has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties and Purchaser has never received any Claim alleging any such interference, infringement, misappropriation or violation. To Purchaser's knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Purchaser.

ARTICLE 5.        COVENANTS.

     5.1 Satisfaction of Conditions. The parties shall use reasonable efforts to cause the conditions precedent to the obligations of Purchaser and Seller set forth in Sections 7.1 and 7.2 to be fulfilled.

     5.2 Further Assurances. Upon the reasonable request of any party at any time after the Closing, the other parties shall promptly execute and deliver such documents as reasonably necessary to effectuate the purposes of this Agreement.

     5.3 Taxes. Purchaser agrees to pay any sales, transfer and other taxes (except income taxes of Seller) arising from or related to the transactions contemplated hereby.

     5.4 Reports Under Exchange Act; Rule 144. For a period of two years following the Closing Date, Purchaser shall (i) file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and take such further action as Seller shall reasonably request to enable Seller to sell the Stock Consideration received by Seller without registration, including making publicly available the information necessary to permit transfers of such shares pursuant to Rule 144, and (ii) upon the request of Seller (a) deliver to Seller a written statement as to its compliance with such filing requirements, and (b) furnish to Seller a copy of its SEC Filings made after the date hereof. If, during such period, Seller desires to transfer any of the Stock Consideration received by Seller in compliance with Rule 144, Purchaser shall use its best efforts to provide Seller with a legal opinion with respect to such compliance.

     5.5 Election to Board. Immediately following the Closing, Seller and SEH shall take all necessary action to cause Sam J.W. Romeo ("Romeo") to be elected to the Board of Directors of Purchaser for an initial term of two years and thereafter, if Romeo consents so to serve, shall cause Romeo to be elected for an additional two year term, and, during such term or terms, to cause Romeo to be entitled to compensation and indemnification rights no less than that of any other member of such Board of Directors.

ARTICLE 6.        INDEMNIFICATION

     6.1 Seller's Indemnification. Seller shall indemnify and hold harmless Purchaser and its Affiliates, successors and assigns, from and against and in respect of any and all losses, costs, fines, liabilities, claims, penalties,

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damages and expenses (including reasonable legal fees and expenses incurred in the investigation and defense of claims and actions) (collectively, "Losses") resulting from, in connection with or arising out of any breach of any representation, warranty or covenant made by Seller in this Agreement.

     6.2 Purchaser's Indemnification. Purchaser shall indemnify and hold harmless Seller and its Affiliates, successors and assigns from and against and in respect of any and all Losses resulting from, in connection with or arising out of:

          (a) any breach of any representation, warranty or covenant made by Purchaser or SEH in this Agreement; or

          (b) the use, marketing, distribution, sale, licensing, development or exploitation of the Purchased Assets by Purchaser or any Affiliate of Purchaser following the Closing, except the use, licensing or development of the Purchased Assets by Seller following the Closing pursuant to the terms of the License Agreement.

     6.3  Indemnification Procedures.

          (a) Procedures Relating to Indemnification. In the event that a third party files a lawsuit, enforcement action or other proceeding against a party entitled to indemnification under this Article 6 (an "Indemnified Party") or the Indemnified Party receives notice of, or becomes aware of a condition or event which otherwise entitles such party to the benefit of any indemnity hereunder in connection with a claim by a third party (a "Third Party Claim"), the Indemnified Party shall give written notice thereof (the "Claim Notice") promptly to each party obligated to provide indemnification pursuant to this Article 6 (an "Indemnifying Party"). All claims for indemnification by the Indemnified Party shall be bona fide. The Claim Notice shall describe in reasonable detail the nature of the claim, including an estimate, if practicable, of the amount of damages that have been or may be suffered or incurred by the Indemnified Party attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. Notwithstanding the foregoing, failure by an Indemnified Party to provide notice on a timely basis of a Third Party Claim shall not relieve the Indemnifying Party of its obligations hereunder, unless, and then solely to the extent that, the Indemnifying Party is prejudiced thereby.

          (b) Conduct of Defense. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within fifteen days of its receipt from the Indemnified Party of the Claim Notice, to conduct at its expense the defense against such Third Party Claim in its own name, or, if necessary, in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the defense counsel representing the Indemnifying Party in such defense, which approval shall not be unreasonably withheld or delayed, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate defense counsel, which shall be subject again to the Indemnified Party's approval, which approval shall not be unreasonably withheld or delayed.

          (c) Conduct by Indemnified Party. In the event that the Indemnifying Party shall fail to give the Defense Notice within the time and as prescribed by Section 6.3(b), then the Indemnified Party shall have the

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right to conduct such defense in good faith with counsel reasonably acceptable to the Indemnifying Party, but the Indemnified Party (or any insurance carrier defending such Third Party Claim on the Indemnified Party's behalf) shall be prohibited from compromising or settling the claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Failure at any time of the Indemnifying Party to diligently defend a Third Party Claim as required herein shall entitle the Indemnified Party to assume the defense and settlement of such Third Party Claim as if the Indemnifying Party had never elected to do so as provided in this Section.

          (d) Cooperation. In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of such Third Party Claim in accordance with Section 6.3(b), the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance, personnel, witnesses and materials as the Indemnifying Party may reasonably request, all at the expense of the Indemnifying Party. Regardless of which party defends such Third Party Claim, the other party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing.

          (e) Settlements. Without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld or delayed), the Indemnifying Party (or any insurance carrier defending such Third Party Claim on the Indemnifying Party's behalf) will not enter into any settlement of any Third Party Claim if pursuant to or as a result of such settlement, such settlement would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim and the Indemnifying Party desires to accept such offer, the Indemnifying Party will give written notice to the Indemnified Party to that effect. If the Indemnified Party objects to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnified Party up to the point such notice had been delivered.

          (f) Binding Obligations. Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall be conclusively deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder, subject to the Indemnifying Party's right to appeal an appealable judgment or order.

          (g) Mitigation. Each Indemnified Party shall reasonably consult and cooperate with each Indemnifying Party with a view towards mitigating Losses in connection with claims for which a party seeks indemnification under this Section 6.3.

     6.4 Nature of Other Liabilities. In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim and the basis of the Indemnified Party's request for indemnification under this Agreement.

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     6.5  Survival of Representations, Warranties and Covenants.  The
respective representations, warranties and covenants of each of the parties to this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby; provided, however, that no party entitled to indemnification under Section 6.1 or 6.2 shall commence any suit or proceeding alleging a breach of representation. warranty or covenant under this agreement after three (3) years following the Closing Date (the "Expiration Date"), except as to any matter as to which a claim is submitted in writing to the Indemnifying Party prior to the Expiration Date and identified as a claim for indemnification pursuant to this Agreement, in which event the representation, warranty or covenant which is the subject of the claim shall continue to survive and remain a basis for indemnity as to such claim until such claim is finally resolved or disposed of.

     6.6 Limitation on Seller's Representations and Warranties. Notwithstanding anything contained in this Agreement to the contrary, each representation and warranty of Seller in this Agreement is subject to and qualified by the knowledge of Purchaser or SEH and under no circumstances, regardless of the Knowledge of Seller, shall Seller be liable for breach of a representation or warranty if such breach is based on items, facts, circumstances or matters which Purchaser or SEH knew or knows.

ARTICLE 7.        CONDITIONS TO CLOSING.

     7.1 Conditions to Obligations of Purchaser. All obligations of Purchaser under this Agreement are subject to the fulfillment of the following conditions at or prior to Closing:

          (a) Representations and Warranties of Seller. All representations and warranties made by Seller in this Agreement shall be complete and accurate in all material respects on and as of the Closing Date, as if again made by Seller on and as of such date.

          (b) License Agreement. Purchaser and Seller shall have executed and delivered a license agreement substantially in the form set forth in Exhibit B (the "License Agreement"), providing for licensing to Seller of any software owned by Purchaser, including SamSyn, and accepted for usage by Seller, and SEH shall have executed and delivered the Guaranty attached to the License Agreement (the "Guaranty").

          (c) Registration Rights Agreement. Purchaser and Seller shall have executed and delivered a registration rights agreement substantially in form set forth in Exhibit C (the "Registration Rights Agreement"), providing for the granting to Seller of certain piggyback registration rights with respect to the Stock Consideration.

          (d) Performance of Seller's Obligations. Seller shall have delivered or caused delivery of all other documents and agreements described in Section 1.4 and shall have otherwise performed in all material respects all obligations required under this Agreement by it on or prior to the Closing.

          (e) Pending Proceedings. No injunction, restraining order or other ruling or order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the Transaction Documents shall be in effect.

          (f) Consents and Approvals. All consents, waivers, authorizations and approvals of, and all filings with or notices to, any Governmental Authority or other Person that may be required in connection with the execution, delivery and performance of the Transaction Documents, if any, shall have been obtained, made or given and shall be in full force and effect.

     7.2 Conditions to Obligations of Seller. All obligations of the Seller under this Agreement are subject to the fulfillment of the following conditions at or prior to Closing:

          (a) Representations and Warranties of Purchaser. All representations and warranties made by Purchaser and SEH in this Agreement shall be complete and accurate on and as of the Closing Date, as if again made by Purchaser and SEH on and as of such date.

          (b) License Agreement. Purchaser and Seller shall have executed and delivered the License Agreement.

          (c) Registration Rights Agreement. Purchaser and Seller shall have executed and delivered the Registration Rights Agreement.

          (d) Release of Lien of USC. USC shall have executed a release of its Lien against SamSyn.

          (e) Performance of Purchaser's Obligations. Purchaser shall have delivered the Cash Consideration and all other documents and agreements described in Section 1.5 and otherwise performed in all material respects all obligations required under this Agreement to be performed by Purchaser and SEH on or prior to the Closing Date.

          (f) Pending Proceedings. No injunction, restraining order or other ruling or order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the Transaction Documents shall be in effect.

          (g) Consents and Approvals. All consents, waivers, authorizations and approvals of, and all filings with or notices to, any Governmental Authority or other Person that may be required in connection with the execution, delivery and performance of the Transaction Documents, if any, shall have been obtained, made or given and shall be in full force and effect.

ARTICLE 8.        MISCELLANEOUS PROVISIONS.

     8.1 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, each of the signatories hereto and their respective successors and assigns; provided, however, that Purchaser shall not assign or delegate this Agreement or any of its rights or obligations created hereunder without the prior consent of Seller, which consent shall not be unreasonably withheld.

     8.2 Remedies. Article 6 contains the exclusive remedies for all claims among the parties relating to this Agreement, all of which claims shall be made pursuant to, and subject to, Article 6.

     8.3 Publicity. No party to this Agreement shall issue or cause the publication of any press release or make any other announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties, except where such release or announcement is required by applicable law. Seller shall be notified in writing as to the content of any such release or announcement prior to the publication thereof and Purchaser and SEH will incorporate any reasonable comments which Seller has thereto prior to its publication.

     8.4 Notices. All notices, requests, consents, instructions and other communications required or permitted to be given hereunder shall be in writing and hand delivered or sent by (i) nationally-recognized next business day delivery service, (ii) facsimile, with a hard copy to be sent by next business day courier or first class U.S. Mail, or (iii) mailed by certified or registered first class mail, return receipt requested, postage prepaid, addressed as set forth below; receipt shall be deemed to occur on the earlier of the date of actual receipt or receipt by the sender of confirmation that the delivery was completed or that the addressee has refused to accept such delivery or has changed its address without giving notice of such change as set forth herein.

          (a)  if to Purchaser or SEH, as follows:

               20750 Ventura Boulevard, Suite 202
               Woodland Hills, California 91354
               Attention:  Chief Executive Officer
               Facsimile No. (310) 246-9047

          (b)  if to Seller as follows:

               1000 South Fremont Avenue, A-11
               Alhambra, California 91807
               Attention:  Chief Executive Officer
               Facsimile No.:  (626) 943-1090

or such other address or persons as the parties may from time to time designate in writing in the manner provided in this Section.

     8.5 Entire Agreement. This Agreement, together with the Exhibits attached hereto, represent the entire agreement and understanding of the parties hereto with respect to the transactions contemplated herein and therein, and no representations, warranties or covenants have been made in connection with this Agreement, other than those expressly set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements among the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. Neither Seller nor any Affiliate of Seller shall have any liability for statements, claims, forecasts, projections or other information, financial or otherwise, provided by or on behalf of Seller or in connection with the Purchased Assets prior to the Closing. Purchaser and SEH agree that they are not relying on any financial data, statements, claims, projections, forecasts or other information other than as expressly set forth in Article 3 in entering into this Agreement or consummating the transactions contemplated hereby. Notwithstanding the foregoing, those certain Nondisclosure and Work for Hire Agreements among Purchaser, Seller and certain employees of Seller regarding certain confidential information provided by Seller to Purchaser shall remain in full force and effect and Purchaser and SEH hereby represent to Seller that any employee, agent or representative of Purchaser or SEH who has had access to SamSyn or other confidential information of Seller has executed such a Nondisclosure and Work for Hire Agreement.

     8.6 Amendments and Waivers. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

     8.7 Severability. This Agreement shall be deemed severable and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.

     8.8 Headings. The article and section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

     8.9 Terms. All references herein to Articles, Sections, and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. All references to singular or plural shall include the other as the context may require.

     8.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to choice of law principles. The parties agrees that any state or federal court located in the County of Los Angeles shall have exclusive jurisdiction of any action or proceeding relating to, or arising under or in connection with this Agreement and each party consents to personal jurisdiction of such courts and waives any objection to such courts' jurisdiction and agrees that such jurisdiction is a convenient forum for any such action or proceeding.

     8.11 Attorneys' Fees. In the event any party commences a legal proceeding to enforce any of the terms of this Agreement, the prevailing party in such action shall have the right to recover reasonable attorneys' fees and costs from the other party or parties.

     8.12 Exhibits. The Exhibits attached hereto are a part of this Agreement as if fully set forth herein.

     8.13 Brokers and Finders. Each of the parties hereto represents and warrants to each other party that there are no outstanding broker, finder or investment banker fees or commissions owed or to be owed by it in connection with the transactions contemplated by this Agreement.

     8.14 No Third Party Beneficiaries. Except as expressly contemplated in this Agreement, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     8.15 Expenses. Except as expressly provided otherwise in this Agreement, each party shall bear all expenses incurred on behalf of such party in connection with the preparation, execution and performance of this Agreement, and the transactions contemplated hereby.

     8.16 Construction. This Agreement, the License Agreement and the Registration Rights Agreement were initially prepared by Seller's counsel as a matter of convenience only, and such documents have been thoroughly reviewed by Purchaser and SEH and their legal counsel and, therefore, no interpretation will be made in favor of Purchaser, SEH or their Affiliates with respect to this Agreement, the License Agreement or the Registration Rights Agreement for the reason that such documents were prepared by Seller's legal counsel.

     8.17 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                                  SANGA E-HEALTH, LLC,
                                  a California limited liability company


                                  By:/s/ John Andrews
                                     Its President

                                                "SEH"

                                  E-MED.SOFT.COM,
                                    a Nevada corporation



                                  By:/s/ John Andrews
                                     Its President

                                              "PURCHASER"


                                  UNIVERSITY AFFILIATES IPA, INC.,
                                    a California nonprofit mutual
                                    benefit corporation


                                  By:/s/ Sam J. W. Romeo
                                     Its President

                                                "Seller"

                                    EXHIBIT A
                                   DEFINITIONS

Affiliate shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another Person.

Agreement shall have the meaning set forth in the Preamble.

Cash Consideration shall have the meaning set forth in Section 1.3(a).

Claim Notice shall have the meaning set forth in Section 6.3(a).

Claims shall have the meaning set forth in Section 3.4.

Closing shall have the meaning set forth in Section 1.2.

Closing Date shall have the meaning set forth in Section 1.2.

Defense Notice shall have the meaning set forth in Section 6.3(b).

Exchange Act shall have the meaning set forth in Section 4.9.

Expiration Date shall have the meaning set forth in Section 6.5.

Governmental Authority means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, government or self-regulatory organization, commission, tribunal, court or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

including shall mean "including, without limitation" and shall not be limited by the terms following said term.

Indemnified Party shall have the meaning set forth in Section 6.3(a).

Indemnifying Party shall have the meaning set forth in Section 6.3(a).

Indemnity Notice shall have the meaning set forth in Section 6.4.

Intellectual Property shall mean (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (e) all trade secrets (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing, cost, profit and sales information, business, marketing and research and development plans and proposals and other information of a similar nature), (f) all computer software and programs (including data and related documentation), and (g) all copies and tangible embodiments thereof (in whatever form or medium).

Knowledge as used in this Agreement with respect to Seller's awareness of the presence or absence of a fact, event or condition shall mean actual, not implied or imputed, present knowledge of Romeo.

License Agreement shall have the meaning set forth in Section 7.1(b).

Liens shall mean all liens, charges, priorities, encumbrances and hypothecations.

Losses shall have the meaning set forth in Section 6.1.

Offering Documents shall have the meaning set forth in Section 4.9.

Person shall mean any individual, partnership, corporation, company, limited liability company, trust, Governmental Authority or other entity.

Purchase Price shall have the meaning set forth in Section 1.3.

Purchased Assets shall have the meaning set forth in Section 1.1.

Purchaser shall have the meaning set forth in the Preamble.

Registration Rights Agreement shall have the meaning set forth in Section
7.1(c).

Related Documentation shall mean any and all operator, user and training manuals or materials developed in conjunction with SamSyn.

Romeo shall have the meaning set forth in Section 5.5.

SamSyn shall mean that certain clinical management computer software system developed originally by USC and which is the subject of the SamSyn Agreement and, as of the date of this Agreement, known and used by Seller as SamSyn, including object and source code.

SamSyn Agreement shall mean that certain SamSyn Agreement between USC and Seller effective as of January 1, 1998 relating to the assignment of SamSyn to Seller.

SEC shall have the meaning set forth in Section 4.9.


SEC Filings shall have the meaning set forth in Section 4.9.

Securities Act shall have the meaning set forth in Section 3.6.

SEH shall have the meaning set forth in the Preamble.

Seller shall have the meaning set forth in the Preamble.

Stock Consideration shall have the meaning set forth in Section 1.3(b).

Third Party Claim shall have the meaning set forth in Section 6.3(a).

Transaction Documents shall have the meaning set forth in Section 4.1.

USC shall have the meaning set forth in Recital A.

USC Plans shall have the meaning set forth in Article 2.

                                   EXHIBIT B

                           FORM OF LICENSE AGREEMENT

                                   EXHIBIT C

                      FORM OF REGISTRATION RIGHTS AGREEMENT